AMENDMENT to

CUSTODY AGREEMENT

THIS AMENDMENT, effective as of November 13, 2012, by and between Copeland Trust, previously named Edgartown Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Fifth Third Bank, an Ohio Banking Corporation.

WHEREAS, the Trust has requested that Fifth Third Bank amend the Custody Agreement to add the Copeland International Risk Managed Dividend Growth Fund, a new series of the Trust, and Fifth Third Bank has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.

Amendments.

(a)

Exhibit A is hereby deleted in its entirety and replaced with Exhibit A attached hereto, as the same may be amended from time to time.

2.

Miscellaneous.

(a)

Except as amended hereby, the Custody Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

COPELAND TRUST

By:  /s/Eric C. Brown

Name:  Eric C. Brown

Title:    President

FIFTH THIRD BANK

By:  /s/Anoopa McKim

Name:  Anoopa McKim

Title:    Assistant Vice President

PHTRANS/ 1290896.1

Dated as of: November 13, 2012

EXHIBIT A

TO THE CUSTODY AGREEMENT BETWEEN

COPELAND TRUST

 AND FIFTH THIRD BANK

Name of Fund

Date

 Copeland Risk Managed Dividend Growth Fund

November 15, 2010

 Copeland International Risk Managed Dividend Growth Fund

November 13, 2012

COPELAND TRUST

By:  /s/Eric C. Brown

Name:  Eric C. Brown

Its:     President

FIFTH THIRD BANK

By:  /s/Anoopa McKim

Name:  Anoopa McKim

Title:    Assistant Vice President

PHTRANS/ 1290896.1